                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                          United Natural Foods, Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


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         pursuant to Exchange Act Rule 0-11 (Set forth the amount on which
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[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement
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Notes:

                          UNITED NATURAL FOODS, INC.

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD DECEMBER 3, 2001

  NOTICE IS HEREBY GIVEN that the Annual Meeting of the Stockholders of United Natural Foods, Inc., a Delaware corporation (the "Company"), will be held on Monday, December 3, 2001 at 10:00 a.m. (Mountain Time) at the Denver Airport Marriott at Gateway Park, 16455 East 40th Circle, Aurora, CO 80011 (the "Meeting") for the purpose of considering and voting upon the following matters:

    1. To elect two Class II directors for the ensuing three years.

    2. To ratify the appointment of KPMG LLP as the Company's independent public accountants for the current fiscal year.

    3. To transact such other business as may properly come before the Meeting or any adjournment thereof.

  The Board of Directors has no knowledge of any other business to be transacted at the Meeting.

  The Board of Directors has fixed the close of business on Wednesday, October 17, 2001 as the record date for the determination of stockholders entitled to notice of and to vote at the Meeting and at any adjournments thereof. A list of the Company's stockholders is open for examination to any stockholder at the principal executive offices of the Company, 260 Lake Road, Dayville, Connecticut 06241, and will be available at the Meeting.

  A copy of the Company's Annual Report to Stockholders for the fiscal year ended July 31, 2001, which contains consolidated financial statements and other information of interest to stockholders, accompanies this Notice and the enclosed Proxy Statement.

                                          By Order of the Board of Directors,

                                             Thomas B. Simone,
                                             Chairman of the Board

October 29, 2001

  WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE PROMPTLY COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE ACCOMPANYING ENVELOPE. NO POSTAGE NEED BE AFFIXED IF THE PROXY CARD IS MAILED IN THE UNITED STATES.

                          UNITED NATURAL FOODS, INC.
                                 260 Lake Road
                          Dayville, Connecticut 06241

                               ----------------

                                PROXY STATEMENT

                               ----------------

                    For the Annual Meeting of Stockholders
                        To Be Held on December 3, 2001

  This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of United Natural Foods, Inc., a Delaware corporation (the "Company"), of proxies for use at the Annual Meeting of Stockholders to be held on Monday, December 3, 2001 at 10:00 a.m. (Mountain Time) at the Denver Airport Marriott at Gateway Park, 16455 East 40th Circle, Aurora, CO 80011, and at any adjournments thereof (the "Meeting").

  All proxies will be voted in accordance with the instructions of the stockholder. If no choice is specified, the proxies will be voted in favor of the matters set forth in the accompanying Notice of Meeting. Any proxy may be revoked by a stockholder at any time before its exercise by delivery of a written revocation to the Secretary of the Company. Attendance at the Meeting will not itself be deemed to revoke a proxy unless the stockholder gives affirmative notice at the Meeting that the stockholder intends to revoke the proxy and vote in person.

  On October 17, 2001, the record date for determination of stockholders entitled to vote at the Meeting, there were outstanding and entitled to vote an aggregate of 18,666,305 shares of common stock of the Company, par value $.01 per share (the "Common Stock"). Each share entitles the record holder to one vote on each of the matters to be voted upon at the Meeting.

  The Notice of Meeting, this Proxy Statement, the enclosed Proxy Card and the Company's Annual Report to Stockholders for the fiscal year ended July 31, 2001 are being mailed to stockholders on or about November 2, 2001. The Company will bear the cost of soliciting proxies from stockholders. The Company will, upon written request of any stockholder, furnish without charge a copy of its Annual Report on Form 10-K for the fiscal year ended July 31, 2001, as filed with the Securities and Exchange Commission, without exhibits. Please address all such requests to the Company, Attention of Melanie Michaud, Corporate Controller, United Natural Foods, Inc., 260 Lake Road, Dayville, Connecticut 06241. Exhibits will be provided upon written request and payment of an appropriate processing fee.

Stock Ownership of Certain Beneficial Owners and Management

  The following table sets forth certain information regarding the beneficial ownership of shares of Common Stock as of October 1, 2001 by (i) each person or entity known to the Company to own beneficially more than 5% of the outstanding shares of Common Stock, (ii) each of the Company's directors,
(iii) the Chief Executive Officer and the executive officers named in the Summary Compensation Table below and (iv) all directors and executive officers as a group. Unless indicated otherwise below, the address for each listed director and officer is United Natural Foods, Inc., 260 Lake Road, Dayville, Connecticut 06241.

                                                                   Percentage
                                                        Shares     of Shares
                                                     Beneficially Beneficially
Name of Beneficial Owner                                Owned       Owned(1)
------------------------                             ------------ ------------
5% Stockholders:
Wellington Management Company, LLP(2)...............  2,541,900       13.6%
 75 State Street
 Boston, MA 02109

Employee Stock Ownership Trust(3)...................  1,814,032        9.7%
 Robert G. Huckins, Trustee
 19404 Camino Del Aguila
 Escondido, CA 92025

Putnam Investments, Inc.(4).........................  1,165,200        6.2%
 One Post Office Square
 Boston, MA 02109

Other Named Executive Officers and Directors:

Michael S. Funk(5)..................................    737,077        3.9%

Daniel V. Atwood(6).................................    124,650          *

Gordon D. Barker(7).................................     24,000          *

Joseph M. Cianciolo(7)(8)...........................     25,000          *

James P. Heffernan(7)...............................     24,000          *

Kevin T. Michel(9)..................................      7,125          *

Thomas B. Simone(10)................................     76,500          *

Steven H. Townsend(11)..............................      8,291          *

Todd Weintraub(12)..................................      2,500          *

All executive officers and directors, as a group (9
 persons)(13).......................................  1,029,143        5.5%

--------
  *  Less than 1% of the outstanding common stock of the Company.

 (1) The number of shares of common stock beneficially owned by each stockholder is determined under rules promulgated by the Securities and Exchange Commission, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within 60 days after October 1, 2001 through the exercise of any stock option or other right. The inclusion herein of such shares, however, does not constitute an admission that the named stockholder is a direct or indirect beneficial owner of such shares. Unless otherwise indicated, each person or entity named in the table has sole voting power and investment power (or shares such power with his or her spouse) with respect to all shares of capital stock listed as owned by such person or entity.

 (2) This information is derived solely from a Schedule 13G/A filed by Wellington Management Company, LLP with the Securities and Exchange Commission on March 9, 2001.

 (3) Employee Stock Ownership Plan ("ESOP") participants are entitled to direct Robert G. Huckins, the trustee of the Employee Stock Ownership Trust ("ESOT"), as to how to vote shares allocated to their ESOP accounts under the ESOP. In accordance with the provisions of the ESOP, the trustee is directed to vote unallocated shares of Common Stock, and allocated shares for which no voting direction has been received, in the same proportion as participants have directed the trustee to vote their allocated shares of Common Stock. The ESOT disclaims beneficial ownership of the allocated shares to the extent that the beneficial ownership of such shares is attributable to participants in the ESOP.

 (4) This information is derived solely from a Schedule 13G/A filed by Putnam Investments, LLC with the Securities and Exchange Commission on February 22, 2001.

 (5) Includes 92,250 shares of common stock issuable upon the exercise of stock options and 644,827 shares of common stock held by the Funk Family 1992 Revocable Living Trust, of which Mr. Funk and his wife are co-trustees. Does not include 2,532 shares of common stock held in trust by the ESOT and allocated to Mr. Funk under the ESOP.

 (6) Includes 101,750 shares of common stock issuable upon the exercise of stock options. Does not include 22,476 shares of common stock held in trust by the ESOT and allocated to Mr. Atwood under the ESOP.

 (7) Includes 24,000 shares of common stock issuable upon the exercise of stock options.

 (8) Includes 1,000 shares of common stock held for the benefit of Mr. Cianciolo in an individual retirement account.

 (9) Includes 7,125 shares of common stock issuable upon the exercise of stock options. Does not include 2,112 shares of common stock held in trust by the ESOT and allocated to Mr. Michel under the ESOP.

(10) Includes 76,500 shares of common stock issuable upon the exercise of stock options.

(11) Includes 8,291 shares of common stock issuable upon the exercise of stock options. Does not include 218 shares of common stock held in trust by the ESOT and allocated to Mr. Townsend under the ESOP.

(12) Does not include 324 shares of common stock held in trust by the ESOT and allocated to Mr. Weintraub under the ESOP.

(13) Includes 357,916 shares of common stock issuable upon the exercise of stock options.

Section 16(a) Beneficial Ownership Reporting Compliance

  Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's directors, executive officers and holders of more than 10% of the Company's Common Stock ("Reporting Persons") to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company.

  Based solely on its review of copies of reports filed by the Reporting Persons furnished to the Company, the Company believes that during the fiscal year ended July 31, 2001 the Reporting Persons complied with all Section 16(a) filing requirements, except that Mr. Atwood did not timely file one Form 4 reporting two transactions and Mr. Townsend did not timely file one Form 4 reporting five transactions.

Votes Required

  The holders of a majority of the shares of Common Stock issued and outstanding and entitled to vote at the Meeting shall constitute a quorum for the transaction of business at the Meeting. Shares of Common Stock present in person or represented by proxy (including shares which abstain or do not vote with respect to one or more of the matters presented for stockholder approval) will be counted for purposes of determining whether a quorum exists at the Meeting.

  The affirmative vote of the holders of a plurality of the votes cast by the stockholders entitled to vote at the Meeting is required for the election of directors. The affirmative vote of the holders of a majority of the shares of Common Stock present or represented by proxy and voting on the matter is required for the ratification of the appointment of KPMG LLP as the Company's independent public accountants for the current fiscal year.

  Shares which abstain from voting as to a particular matter, and shares held in "street name" by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote such shares as to a particular matter, will not be counted as votes in favor of such matter, and will also not be counted as votes cast or shares voting on such matter. Accordingly, abstentions and "broker non-votes" will have no effect on the voting on a matter that requires the affirmative vote of a certain percentage of the votes cast or shares voting on a matter.

                       PROPOSAL 1--ELECTION OF DIRECTORS

Directors and Nominees for Director

  The Company has a classified Board of Directors currently consisting of three Class I directors (Joseph M. Cianciolo, Kevin T. Michel and Steven H. Townsend), two Class II directors (Gordon D. Barker and Thomas B. Simone), and two Class III directors (Michael S. Funk and James P. Heffernan). The Class I, Class II and Class III directors will serve until the annual meeting of stockholders to be held in 2003, 2001 and 2002, respectively, and until their respective successors are elected and qualified. At each annual meeting of stockholders, directors are elected for a full term of three years to succeed those whose terms are expiring.

  The persons named in the enclosed proxy will vote to elect Gordon D. Barker and Thomas B. Simone as Class II directors, unless the proxy is marked otherwise. All are currently Class II directors of the Company.

  The Class II directors will be elected to hold office until the 2004 annual meeting of stockholders and until their successors are elected and qualified. Each has indicated his willingness to serve, if elected; however, if any should be unable to serve, the person acting under the proxy may vote the proxy for a substitute nominee. The Board of Directors has no reason to believe any will be unable to serve if elected.

  For each member of the Board of Directors, including the nominees for election as Class II directors, there follows information given by each concerning his principal occupation and business experience for the past five years, the names of other publicly held companies of which he serves as a director and his age and length of service as a director of the Company:

Class/Name               Age Position
----------               --- --------
Class I
Joseph M.
 Cianciolo(1)(3)........  62 Director and Chairman of the Audit Committee
Kevin Michel............  44 President of Western Region, Assistant Secretary and Director
Steven Townsend.........  48 President, President of Eastern Region and Director

Class II
Gordon Barker(1)(3).....  55 Director and Chairman of the Compensation Committee
Thomas B.
 Simone(1)(2)(3)........  59 Chairman of the Board

Class III
Michael S. Funk(2)......  47 Chief Executive Officer and Vice Chairman of the Board
James P. Heffernan(1)...  55 Director

--------
(1)  Member of the Audit Committee.
(2)  Member of the Nominating Committee.
(3)  Member of the Compensation Committee.

  Gordon D. Barker has served as a member of the Board of Directors since September 1999. Mr. Barker serves as the Chairman of the Compensation Committee and as a member of the Audit Committee. Mr. Barker has served as Chief Executive Officer of Snyder's Drug Stores, Inc. since October 1999. Mr. Barker was the principal of Barker Enterprises, an investment and consultant firm from January 1997 until September 1999. From March 1968 to December 1996, Mr. Barker was employed at PayLess Drug Stores, Inc. (subsequently renamed ThriftyPayLess Drug Stores, Inc.), where he rose from Pharmacist, through several levels of management and ultimately became Chief Executive Officer and President. Mr. Barker also serves on the following Boards of Directors: Gart Sports Company, NuMedics Inc., and Advanced Cosmetic Treatments, LLC. Mr. Barker is a nominee for election as a Class II director.

  Thomas B. Simone has served as the Chairman of the Board of Directors since December 1999 and as a member of the Board of Directors since October 1996. Mr. Simone is a member of the Audit Committee, the Nominating Committee and the Compensation Committee. Mr. Simone has served as President and Chief

Executive Officer of Simone & Associates, a healthcare and natural products investment and consulting company, since April 1994. From February 1991 until April 1994, Mr. Simone was President of McKesson Drug Company. Mr. Simone also serves on the Board of Directors of ECO-DENT International, Inc. and Spectrum Organic Products, Inc. Mr. Simone is a nominee for election as a Class II director.

  Joseph M. Cianciolo has served as a member of the Board of Directors since September 1999. Mr. Cianciolo serves as Chairman of the Audit Committee and as a member of the Compensation Committee. Mr. Cianciolo served as the Managing Partner of KPMG LLP, Providence, Rhode Island Office, from June 1990 until June 1999. Mr. Cianciolo also serves on the Board of Directors of Speidel, Inc., serves on the Board of Trustees of Providence College and is Trustee and Treasurer of Rhode Island Hospital.

  Kevin T. Michel has served as a member of the Board of Directors since February 1996 and as President of our Western Region since April 2001. Mr. Michel served as our Vice President, Chief Financial Officer and Treasurer from December 1999 until March 2001, as our interim Chief Financial Officer and Treasurer from August 1999 until November 1999, as Executive Vice President of our Western Region from April 1999 until July 1999 and as President of our Central Region from January 1998 until March 1999. Mr. Michel served as Chief Financial Officer of Mountain People's Warehouse from January 1995 until December 1997.

  Steven H. Townsend has served as a member of the Board of Directors since December 2000, as our President since April 2001 and as President of our Eastern Region since January 2000. Mr. Townsend served as a member of our Board of Directors from August 1988 until September 1999, as our Vice President of Finance and Administration from July 1983 until May 1995 and as our Chief Financial Officer from June 1995 until December 1997.

  Michael S. Funk has served as Vice Chairman of the Board of Directors since February 1996 and as a member of the Board of Directors since February 1996. Mr. Funk has served as our Chief Executive Officer since December 1999. Mr. Funk served as our President from October 1996 to December 1999 and as our Executive Vice President from February 1996 until October 1996. Since its inception in July 1976 until April 2001, Mr. Funk served as President of Mountain People's Warehouse.

  James P. Heffernan has served as a member of the Board of Directors since March 2000. Mr. Heffernan serves as a member of the Audit Committee. Mr. Heffernan has served as a Trustee for the New York Racing Association since November 1998. Mr. Heffernan served as a member of the Board of Directors and Chairman of the Finance Committee of Columbia Gas System, Inc. from January 1993 until November 2000.

  For information relating to the shares of our Common Stock owned by each director, see "Stock Ownership of Certain Beneficial Owners and Management."

Board and Committee Meetings

  The Board of Directors met 12 times (including by telephone conference) during fiscal 2001. All directors attended at least 75% of the meetings of the Board of Directors and of the committees on which they served.

  The Board of Directors has a Compensation Committee, which makes recommendations concerning salaries and incentive compensation for employees and consultants to the Company and administers and recommends grants of stock options pursuant to the Company's Amended and Restated 1996 Stock Option Plan. The Compensation Committee held five meetings during fiscal 2001. The current members of the Compensation Committee are Messrs. Barker, Cianciolo and Simone.

  The Board of Directors has an Audit Committee, which reviews the results and scope of the audit and other services provided by the Company's independent public accountants. The Audit Committee held four meetings during fiscal 2001. The current members of the Audit Committee are Messrs. Barker, Cianciolo, Heffernan and Simone.

  The Board of Directors has a Nominating Committee, which nominates candidates for election to the Board of Directors. The Nominating Committee held one meeting during fiscal 2001. The current members of the Nominating Committee are Messrs. Funk and Simone.

  The Nominating Committee will consider nominees recommended by stockholders of the Company. The names of proposed nominees should be forwarded in writing, within the time period of stockholder proposals generally, to Daniel Atwood, Secretary, United Natural Foods, Inc., 260 Lake Road, Dayville, Connecticut 06241, who will submit the names of the nominees to the Nominating Committee for consideration.

Director Compensation

  The Company's non-employee directors receive $1,500 for attendance at each quarterly meeting of the Board of Directors, $500 for attendance at each telephonic meeting of the Board of Directors and $500 for attendance at each meeting of a committee of the Board of Directors. Additionally, the chairman of each committee receives an annual retainer of $2,000. Each director is reimbursed for expenses incurred in connection with his attendance at meetings of the Board of Directors and its committees. Additionally, the Chairman of the Board of Directors receives an annual retainer of $110,000 and each other non-employee director receives an annual retainer of $20,000.

Compensation of Executive Officers

 Summary Compensation

  The following table sets forth compensation information for the fiscal years ended July 31, 2001, 2000 and 1999 with respect to the Company's Chief Executive Officer and each of the four other most highly compensated executive officers of the Company who were serving as executive officers on July 31, 2001 (the "Named Executive Officers").

                                                            Long Term
                                  Annual Compensation      Compensation
                              ---------------------------- ------------
                                                              Awards
                                                           ------------
                                                            Securities
Name and Principal                            Other Annual  Underlying   All Other
Position                 Year Salary   Bonus  Compensation   Options    Compensation
------------------       ---- ------- ------- ------------ ------------ ------------
Thomas B. Simone ....... 2001 $     0 $     0    $    0       30,000      $118,500(1)
 Chairman of the Board   2000       0       0         0       90,000       110,000(1)
                         1999       0       0         0            0             0

Michael S. Funk ........ 2001 273,177       0         0            0        43,538(2)
 Vice Chairman of the
  Board                  2000 172,692       0         0            0        47,827(3)
 and Chief Executive
  Officer                1999 132,500       0         0            0        45,064(3)

Steven H. Townsend ..... 2001 178,846 141,290         0       50,000         5,285(4)
 President and President
  of                     2000  83,060       0         0       50,000         7,105(5)
 Eastern Region          1999       0       0         0            0             0

Kevin T. Michel ........ 2001 185,871  38,473    48,317(9)    50,000         7,650(6)
 President of Western
  Region                 2000 114,712  31,958         0       50,000        12,241(5)
 and Assistant Secretary 1999 115,997  11,351         0            0         7,951(5)

Todd Weintraub ......... 2001 113,608  12,500         0       25,000         5,827(7)
 Vice President, Chief
  Financial              2000  71,942       0         0       10,000         6,363(5)
 Officer and Treasurer   1999  61,962   6,100         0            0           781(8)

Daniel V. Atwood ....... 2001 137,444  22,824         0       25,000         4,123(4)
 National Vice President
  of                     2000 100,294  20,294         0       35,000         5,781(5)
 Marketing and Secretary 1999  94,900       0         0            0         7,477(5)

--------
(1) Represents an annual retainer and fees for attending meetings of the Board of Directors.

(2) Represents the premiums on an executive life insurance policy and contributions to a 401(k) account. This amount does not include the fair market value of shares allocated to Mr. Funk in fiscal 2001 as the number of shares allocated are not available as of the date hereof.

(3) Represents the premiums on an executive life insurance policy, contributions to a 401(k) account and the fair market value of shares of common stock allocated under the Company's ESOP.

(4) Represents contributions to a 401(k) account. This amount does not include the fair market value of shares allocated to Messrs. Townsend and Atwood in fiscal 2001 as the number of shares allocated are not available as of the date hereof.

(5) Represents contributions to a 401(k) account and the fair market value of shares of common stock allocated under the Company's ESOP.

(6) Represents contributions to a 401(k) account and an auto allowance. This amount does not include the fair market value of shares allocated to Mr. Michel in fiscal 2001 as the number of shares allocated are not available as of the date hereof.

(7) Represents contributions to a 401(k) account and auto allowance. This amount does not include the fair market value of shares allocated to Mr. Weintraub in fiscal 2001 as the number of shares allocated are not available as of the date hereof.

(8)  Represents contributions to a 401(k) account.

(9) Represents travel and temporary living expenses paid by the Company in connection with Mr. Michel's relocation.

 Option Grant Table

  The following table sets forth the grants of stock options to the Named Executive Officers during the year ended July 31, 2001. The percentages in the table below are based on options to purchase 486,750 shares of common stock granted under our stock option plan in the year ended July 31, 2001 to our employees and directors. The exercise price per share of each option was equal to the fair market value of the common stock on the date of grant as determined by the Board of Directors. Potential realizable values are net of exercise price before taxes and are based on the assumption that our common stock appreciates at the annual rate shown, compounded annually, from the date of grant until the expiration of the ten-year term. These numbers are calculated based on the requirements of the SEC and do not reflect our estimate of future stock price growth. The Company did not grant any stock appreciation rights ("SARs") to Named Executive Officers during the fiscal year ended July 31, 2001.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                     Potential Realizable
                                                                                       Value at Assumed
                                                                                     Annual Rates of Stock
                                               Percent of Total                       Price Appreciation
                               Number of       Options Granted  Exercise                for Option Term
                         Securities Underlying to Employees in  Price Per Expiration ---------------------
Name                        Options Granted      Fiscal Year      Share      Date       5%         10%
----                     --------------------- ---------------- --------- ---------- --------- -----------
Thomas B. Simone........        30,000                 6%        $15.50   12/06/2010 $ 292,436 $   741,090
Michael S. Funk.........           --                --             --           --        --          --
Steven H. Townsend......        50,000                10%         15.50   12/06/2010   487,393   1,235,151
Kevin T. Michel.........        50,000                10%         15.50   12/06/2010   487,393   1,235,151
Todd Weintraub..........        10,000                 2%         15.50   12/06/2010    97,479     247,030
                                15,000                 3%         17.56   01/02/2011   165,651     419,792
Daniel V. Atwood........        25,000                 5%         15.50   12/06/2010   243,697     617,576

 Fiscal Year-End Option Value Table

  The following table summarizes information with respect to stock options owned by the Named Executive Officers as of July 31, 2001, and with respect to stock options exercised by the Named Executive Officers during the fiscal year ended July 31, 2001. The values of unexercised in-the-money options shown below have been calculated on the basis of $22.19 per share, the last reported sale price for our common stock on the Nasdaq National Market on July 31, 2001, multiplied by the number of shares underlying those options. No options or SARs were exercised by Named Executive Officers during the fiscal year ended July 31, 2001, and no SARs were held by Named Executive Officers at fiscal year end.

                         FISCAL YEAR-END OPTION VALUES

                                                Number of Securities
                                               Underlying Unexercised     Value of Unexercised
                                               Options at Fiscal Year    In-the-Money Options at
                           Shares                        End                 Fiscal Year End
                         Acquired on  Value   ------------------------- -------------------------
Name                      Exercise   Realized Exercisable Unexercisable Exercisable Unexercisable
----                     ----------- -------- ----------- ------------- ----------- -------------
Thomas B. Simone........        0    $     0     76,500      60,000      $ 926,175    $523,200
Michael S. Funk.........   41,250    313,500     92,250      12,000      1,202,189       4,121
Steven H. Townsend......   12,500    111,846          0      87,500              0     876,000
Kevin T. Michel.........   44,000    309,828      7,125      74,500         57,589     635,830
Todd Weintraub..........    2,500     24,738          0      32,500              0     286,238
Daniel V. Atwood........        0          0    101,750      44,250      1,308,995     331,495

Employment Agreements

  The Company is a party to an employment agreement with Steven H. Townsend that has a term expiring on January 31, 2002, unless terminated earlier in accordance with its terms. The agreement provides for Mr. Townsend to receive a base salary of $150,000 and a bonus, paid quarterly, equal to 0.5% of the operating profit of the Company's Eastern Region. Mr. Townsend also received a non-qualified stock option to purchase up to 50,000 shares of the Company's Common Stock, which vests in four equal annual installments beginning on the first anniversary of the date of grant. If Mr. Townsend's employment is terminated without cause, Mr. Townsend will be entitled to receive his base salary and medical and insurance benefits for a period of one year. If the Company consummates a change of control and Mr. Townsend resigns as a result thereof, Mr. Townsend will be entitled to receive his base salary and medical and insurance benefits for a period of one year, and all unvested stock options held by Mr. Townsend will vest in full.

  Mr. Townsend has agreed to preserve all confidential and proprietary information relating to the Company's business during the term of the Agreement and for a period thereafter that expires when the confidential and proprietary information becomes generally available in the Company's industry or is disclosed in published literature. In addition, Mr. Townsend agreed to non-competition, non-solicitation and assignment of inventions provisions that are in effect during the term of the agreement and for one year thereafter.

Report of the Compensation Committee on Executive Compensation

 Overview and Philosophy

  The Compensation Committee of the Company's Board of Directors (the "Compensation Committee") is responsible for making recommendations concerning salaries and incentive compensation for employees of the Company, including the Company's Chief Executive Officer and other executive officers, and administering the Company's Amended and Restated 1996 Stock Option Plan. The Compensation Committee currently consists of Messrs. Barker, Cianciolo and Simone. This report addresses the Company's compensation policies for fiscal 2001 as they affected the Chief Executive Officer and the Company's other executive officers.

  The objectives of the Company's executive compensation program are to:

  . Attract and retain key executives critical to the long-term success of the Company;

  . Align the executive officers' interests with the interests of stockholders and the success of the Company; and

  .  Recognize and reward individual performance and responsibility.

 Compensation Program

  General. The Company's executive compensation program generally consists of base salary and long-term incentive compensation in the form of stock options. Executives also participate in benefit programs that are generally available to employees of the Company, including medical benefits, the ESOP and the Company's 401(k) Plan.

  All compensation decisions are determined following a review of many factors that the Committee believes are relevant, including third-party data, the Company's achievements over the past year, the individual's contributions to the Company's success, any significant changes in role or responsibility, and the internal equity of compensation relationships.

  In general, the Committee intends that the overall total compensation opportunities provided to the executive officers should reflect competitive compensation for executives with corresponding responsibilities in comparable firms providing similar products and services. To the extent determined to be appropriate, the Committee also considers general economic conditions, the Company's financial performance and individual merit in setting compensation policies for its executive officers.

  For fiscal 2001, the Committee reviewed the appropriate mix between salary and other forms of compensation and set annual compensation guidelines for the Company's executives.

  Base Compensation. Michael S. Funk, the Company's Chief Executive Officer, had his salary for fiscal 2001 based primarily on subjective factors, including his leadership skills and his contributions to the Company's growth (both internally and through acquisitions) and overall performance over the past several years, as well as his contributions to the Company's improved operating and financial performance since his election as Chief Executive Officer. In light of the Company's position as one of only two national distributors of natural foods and related products in the United States, the Committee believes that the Chief Executive Officer's current base salary of $300,000, while significantly higher than prior years, remains well below market. The Committee intends to continue to assess the Chief Executive Officer's salary from time to time to assure that it remains competitive within the natural foods industry.

  Steven Townsend, President of the Company, is party to a multi-year employment agreement with the company. The employment agreement with Mr. Townsend was entered into in December 1999. Subsequent to the agreement Mr. Townsend's base salary was increased to $200,000. Kevin Michel, President of the Company's Western Region, has a current base salary of $200,000. Todd Weintraub, Vice President, Treasurer and Chief Financial Officer of the Company, has a current base salary of $150,000. Daniel Atwood, the Company's National Vice President of Marketing, has a current base salary of $150,000. In light of the Company's position as one of only two national distributors of natural foods and related products in the United States, the Committee believes that the base salaries of Messrs. Townsend, Michel, Weintraub and Atwood, while higher than prior years, are still below market in light of their executive responsibilities. The Committee intends to continue to review the base salaries of Messrs. Townsend, Michel, Weintraub and Atwood during fiscal 2002.

  For fiscal 2001, compensation for other executive officers was set within the range of compensation for executives with comparable qualifications, experience and responsibilities at other companies in the same or similar businesses, based on the determination of management and approved by the Committee. Base compensation was also determined in light of a particular individual's contribution to the Company as a whole, including the ability to motivate others, develop the necessary skills to grow as the Company matures, recognize and pursue new business opportunities and initiate programs to enhance the Company's growth and success.

  Long-Term Incentive Compensation. Long-term incentives for executive officers and key employees are provided through individual stock ownership, the Company's Employee Stock Ownership Plan and Amended and Restated 1996 Stock Option Plan. The objectives of these plans are to align executive and stockholder long-term interests by creating a strong and direct link between executive compensation and stockholder return, and to enable executives to develop and maintain a significant, long-term stock ownership position in the Company's Common Stock. Stock options are granted at an option price equal to the fair market value, or, in the case of owners of 10% or more of the Company's Common Stock, 10% above the fair market value, of the Company's Common Stock on the date of grant and will only have value if the Company's stock price increases. In selecting executives eligible to receive option grants and determining the amount and frequency of such grants, the Company evaluates a variety of factors, including (i) the job level of the executive,
(ii) option grants awarded by competitors to executives at a comparable job level, and (iii) past, current and prospective service to the Company rendered, or to be rendered, by the executive.

  Section 162(m). Section 162(m) of the Internal Revenue Code, enacted in 1993, generally disallows a tax deduction to public companies for compensation over $1 million dollars paid to its Chief Executive Officer or any of its Named Executive Officers. Qualifying performance-based compensation is not subject to the deduction limit if certain requirements, such as stockholder approval of a compensation plan, are met. Although the Committee is considering the limitations on the deductibility of executive compensation imposed by Section 162(m) in designing the Company's executive compensation programs, the Committee believes that it is unlikely that such limitation will affect the deductibility of the compensation to be paid to the Company's executive officers in the near term. The Committee will, however, continue to monitor the impact of Section 162(m) on the Company.

                                          Gordon D. Barker, Chair

                                          Thomas B. Simone

                                          Joseph M. Cianciolo

Compensation Committee Interlocks and Insider Participation

  The current members of the Company's Compensation Committee are Messrs. Barker, Cianciolo and Simone. No executive officer of the Company has served as a director or member of the compensation committee (or other committee serving an equivalent function) of any other entity, one of whose executive officers served as a director of or member of the Compensation Committee of the Company.

Comparative Stock Performance

  The graph below compares the cumulative total stockholder return on the Common Stock of the Company for the period from November 1, 1996 (the date of the Company's initial public offering) through July 31, 2001 with the cumulative total return on (i) an index of Food Service Distributors and Grocery Wholesalers and (ii) the Nasdaq Composite Index. The comparison assumes the investment of $100 on November 1, 1996 in the Company's Common Stock and in each of the indices and, in each case, assumes reinvestment of all dividends. The index of Food Service Distributors and Grocery Wholesalers includes SYSCO Corporation, Performance Food Group Co., Fleming Companies, Inc. and SuperValu, Inc. Prior to November 1996, the Company's Common Stock was not registered under the Exchange Act.


                                    [CHART]

* $100 INVESTED ON 11/1/96 IN STOCK OR INDEX INCLUDING REINVESTMENT OF DIVIDENDS. FISCAL YEAR ENDING JULY 31.

                              11/1/96 7/31/97 7/31/98 7/31/99 7/31/00 7/31/01
                              ------- ------- ------- ------- ------- -------
   United Natural Foods,
    Inc. ....................  $100   $177.78 $206.02 $138.89 $105.56 $164.37
   NASDAQ Stock Market
    (U.S.)...................  $100   $131.27 $154.48 $220.78 $314.41 $168.79
   Peer Group................  $100   $116.78 $145.76 $182.01 $207.85 $291.46

                PROPOSAL 2--RATIFICATION OF THE APPOINTMENT OF
                        INDEPENDENT PUBLIC ACCOUNTANTS

  The Board of Directors has appointed KPMG LLP as the independent public accountants of the Company for the fiscal year ending July 31, 2002, subject to ratification by stockholders at the Meeting. If the stockholders do not ratify the appointment of KPMG LLP, the Board of Directors will reconsider the matter. Representatives of KPMG LLP, which served as the independent public accountants of the Company for the fiscal year ended July 31, 2001, will be present at the Meeting to respond to appropriate questions and to make such statements as they may desire.

  The Board of Directors believes the ratification of the appointment of KPMG LLP is in the best interests of the Company and its stockholders and recommends a vote FOR such ratification.

                            AUDIT COMMITTEE REPORT

  The Audit Committee of the Board of Directors (for purposes of this report, the "Audit Committee") is composed of four independent outside directors, as defined in Rule 4200(a)(14) of the National Association of Securities Dealers' listing standards. The Audit Committee has prepared the following report on its activities with respect to the Company's audited financial statements for the fiscal year ended July 31, 2001 (for purposes of this report, the "audited financial statements"). The following report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other of our filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent we specifically incorporate this report by reference in the specified filing.

  [X] The Audit Committee has reviewed and discussed the audited financial statements with management;

  [X] The Audit Committee has discussed with KPMG LLP, the Company's independent auditors, the matters required to be discussed by Statements on Auditing Standards No. 61;

  [X] The Audit Committee has received the written disclosures and the letter from KPMG required by Independence Standards Board Standard No. 1, and has discussed with KPMG its independence from the Company; and

  [X] Based on the review and discussions referred to above and relying thereon, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended July 31, 2001, for filing with the U.S. Securities and Exchange Commission.

  The fees paid by the Company to KPMG LLP for the fiscal year ended July 31, 2001 were as follows:

  Financial Statement Review. The Company was billed an aggregate of $260,475 in fees by KPMG LLP, its independent auditors, in connection with professional services rendered for (i) the audit of its financial statements for the year ended July 31, 2001 and (ii) the reviews of the financial statements included in its Forms 10-Q filed with the U.S. Securities and Exchange Commission on December 15, 2000, March 19, 2001 and June 14, 2001.

  Financial Information Systems Design and Implementation Fees. The Company did not contract with KPMG LLP, its independent auditors, in connection with professional services rendered in connection with financial information systems design and implementation.

  All Other Fees. The Company was billed an aggregate of $92,295 in fees by KPMG LLP, its independent auditors, in connection with all other professional services rendered for the year ended July 31, 2001, consisting primarily of tax services.

  The Audit Committee has considered whether the provision of non-audit services by KPMG LLP is compatible with maintaining auditor independence and determined that KPMG LLP's non-audit work did not compromise its independence as auditor.

                                          Joseph M. Cianciolo, Chair

                                          Gordon D. Barker

                                          James P. Heffernan

                                          Thomas B. Simone

                 STOCKHOLDER PROPOSALS FOR 2002 ANNUAL MEETING

  Any proposal that a stockholder of the Company wishes to be considered for inclusion in the Company's proxy statement and proxy card for the Company's 2002 Annual Meeting of Stockholders (the "2002 Annual Meeting") must be submitted to the Secretary of the Company at its offices, 260 Lake Road, Dayville, Connecticut 06241, no later than July 31, 2002.

  If a stockholder of the Company wishes to present a proposal before the 2002 Annual Meeting, but does not wish to have the proposal considered for inclusion in the Company's proxy statement and proxy card, such stockholder must also give written notice to the Secretary of the Company at the address noted above. The Secretary must receive such notice not less than 60 days nor more than 90 days prior to the 2002 Annual Meeting; provided that in the event that less than 70 days' notice or prior public disclosure of the date of the 2002 Annual Meeting is given or made, notice by the stockholder must be received not later than the close of business on the 10th day following the date on which such notice of the date of the meeting was mailed or such public disclosure was made, whichever occurs first. If a stockholder fails to provide timely notice of a proposal to be presented at the 2002 Annual Meeting, the proxies designated by the Board of Directors will have discretionary authority to vote on any such proposal.

                                 OTHER MATTERS

  The Board of Directors knows of no other business which will be presented for consideration at the Meeting other than that described above. However, if any other business should come before the Meeting, it is the intention of the persons named in the enclosed Proxy to vote, or otherwise act, in accordance with their best judgment on such matters.

  The Company will bear the costs of soliciting proxies. In addition to solicitations by mail, the Company's directors, officers and regular employees may, without additional remuneration, solicit proxies by telephone, facsimile and personal interviews. The Company will also request brokerage houses, custodians, nominees and fiduciaries to forward copies of the proxy material to those persons for whom they hold shares and request instructions for voting the Proxies. The Company will reimburse such brokerage houses and other persons for their reasonable expenses in connection with this distribution.

  THE BOARD OF DIRECTORS HOPES THAT STOCKHOLDERS WILL ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE ACCOMPANYING ENVELOPE. PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE MEETING AND YOUR COOPERATION IS APPRECIATED. STOCKHOLDERS WHO ATTEND THE MEETING MAY VOTE THEIR STOCK PERSONALLY EVEN THOUGH THEY HAVE SENT IN THEIR PROXY CARDS.

                                          By Order of the Board of Directors,

                                          Thomas B. Simone,
                                          Chairman of the Board

October 29, 2001

PROXY                      UNITED NATURAL FOODS, INC.                      PROXY

                   PROXY SOLICITED BY THE BOARD OF DIRECTORS
                ANNUAL MEETING OF STOCKHOLDERS--December 3, 2001

  Those signing on the reverse side, revoking any prior proxies, hereby appoint(s) Thomas B. Simone, Michael S. Funk and Kevin T. Michel, or each of them, with full power of substitution, as proxies for those signing on the reverse side to attend the Annual Meeting of Stockholders of United Natural Foods, Inc. to be held at the Denver Airport Marriott at Gateway Park, 16455 East 40th Circle, Aurora, CO 80011 at 10:00 a.m. (local time) on December 3, 2001, and at any adjournments or postponements thereof, and there to vote and act as indicated upon all matters referred to on the reverse side and described in the Proxy Statement for the Meeting, and, in their discretion, upon any other matters which may properly come before the Meeting.
  THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER(S). IF NO OTHER INDICATION IS MADE, THE PROXIES SHALL VOTE "FOR" THE PROPOSALS.
  PLEASE VOTE, DATE AND SIGN ON THE OTHER SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.
  Please sign this proxy exactly as your name appears hereon. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign. If a corporation or partnership, the signature should be that of an authorized officer who should state his or her title.

[X]PLEASE MARK VOTE AS IN THIS EXAMPLE

1. To elect the following Class II Directors for the ensuing three years:

  Class II Nominees: Gordon D. Barker and Thomas B. Simone
      [_] FOR all nominees     [_] WITHHELD from all nominees

  FOR, except vote withheld from the following nominees: ______________________

                  (continued and to be signed on reverse side)

2. To ratify the appointment of KPMG LLP as independent public accountants of the Corporation for the current fiscal year.

      FOR [_]  AGAINST [_]  ABSTAIN [_]

A vote FOR proposals 1 and 2 is recommended by the Board of Directors of United Naturals Foods, Inc.

  IN THEIR DISCRETION THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.


                                              ----------------------------
                                                 Stockholder sign here

                                              ----------------------------
                                                   Co-owner sign here

                                              Date: ______________________